EXHIBIT 99.1

For Immediate Release:

First Cash Acquires Mexican Pawnshop Operator ______________________________________________________________

ARLINGTON, Texas (December 11, 2008) -- First Cash Financial Services, Inc. (Nasdaq Stock Market: "FCFS") today announced the acquisition of Presta Max, a privately-held chain of 16 pawn stores located in southern Mexico. The Company purchased 100% of the stock of Presta Max in an agreement which was signed and closed on December 5, 2008. The Company believes the transaction will be accretive to its earnings in 2009.

Rick Wessel, CEO of First Cash, stated, "The 16 Presta Max stores will further expand our significant Mexican pawnshop operations. These new stores are profitable, provide us a valuable entry point into new markets within Mexico and fit well into our long-term strategy for growth." With the acquisition of the Presta Max stores, First Cash now operates 267 stores in Mexico and 521 stores in total.

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, charges related to discontinued operations, collections results, future tax benefits, expansion strategies, store openings, liquidity, cash flows, credit losses and related provisions, debt repayments, consumer demand for the Company's products and services, competition, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in the inflation rate, changes in the unemployment rate, changes in consumer borrowing and repayment behaviors, changes in credit markets, credit losses, changes or increases in competition, the ability to locate, open and staff new stores, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term loan businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used-vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks, uncertainties and regulatory developments are further and more completely described in the Company's 2007 Annual Report on Form 10-K and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores make small loans secured by pledged personal property, retail a wide variety of jewelry, electronics, tools and other merchandise, and in many locations, provide short-term loans and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, installment loans, check cashing, credit services and other financial services products. In total, the Company owns and operates over 520 stores in 12 U.S. states and 15 states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 39 check cashing and financial services kiosks located inside convenience stores.

First Cash is a component company in both the Standard & Poor's SmallCap 600 Index® and the Russell 2000 Index®. First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

For further information, please contact:

Rick Wessel, Vice Chairman & Chief Executive Officer
Doug Orr, Executive Vice President & Chief Financial Officer

Phone:	(817) 505-3199
Email:	investorrelations@firstcash.com
Website:	www.firstcash.com